HEI Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-177750 and 333-180413) and S-8 (Nos. 333-02103, 333-105404, 333-159000, 333-166737 and 333-174131) of Hawaiian Electric Industries, Inc. of our reports dated February 19, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 19, 2013